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                                                Filed pursuant to Rule 424(b)(3)
                                                      Registration No. 333-44860


                        [SPECIALTY MORTGAGE TRUST LOGO]

                            SECURED INVESTMENT NOTES

    The prospectus dated January 19, 2001 should be read in its entirety by anyone considering an investment in the Collateralized Investment Notes being offered by Specialty Mortgage Trust, Inc.
  CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 13 OF THE PROSPECTUS.


                                  APRIL 20, 2001

                     TERM                               RATE
                     ----                               ----
                   3 MONTHS                             6.75%
                   6 MONTHS                             7.15%
                   9 MONTHS                             7.30%
                  12 MONTHS                             7.50%


    o CHOOSE FROM MONTHLY INTEREST CHECKS OR REINVEST YOUR INTEREST FOR BENEFIT FROM MONTHLY COMPOUNDING

    o NOTES ARE ISSUED THE 20TH OF EVERY MONTH IN A LIMITED SUPPLY WITH A MINIMUM INVESTMENT OF $25,000

    o SPECIALTY MORTGAGE TRUST COLLATERALIZED INVESTMENT NOTES ARE PRIMARILY COLLATERALIZED BY MORTGAGE LOANS WITH A PRINCIPAL BALANCE OF 150% OF SECURED NOTES. THE COLLATERAL IS HELD BY AN INDEPENDENT, THIRD PARTY TRUSTEE, BANKER'S TRUST, ONE OF WALL STREET'S MOST RESPECTED INSTITUTIONS

                                    CONTACT
                                STACY ASTERIADIS
                                 (775) 826-0809
                             stacy@specialtyfi.com

 THE SHORT-TERM INVESTMENTS REFERRED TO ABOVE ARE NOT INSURED OR GUARANTEED BY
     ANY GOVERNMENTAL AGENCY. OFFERS OF THESE NOTES ARE MADE BY PROSPECTUS. NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
 COMMISSIONS HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS
  PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                     AVAILABLE ONLY TO RESIDENTS OF NEVADA

                         SUPPLEMENT DATED APRIL 2, 2001
                   TO THE PROSPECTUS DATED JANUARY 19, 2001